                                                                      EXHIBIT 10


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Statement of Additional Information of the Seasons Select II Variable Annuity, which constitutes part of this Registration Statement on Form N-4 for FS Variable Annuity Account Five of First SunAmerica Life Insurance Company, of our report dated March 29, 2004, relating to the financial statements of First SunAmerica Life Insurance Company at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003. We also consent to the incorporation by reference of our report in the Seasons Select II Variable Annuity Prospectus, which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.




PricewaterhouseCoopers LLP
Los Angeles, California
January 31, 2005